                                                                [EXECUTION COPY]


                       $60,000,000 4.96% Class A-1 Automobile
                              Receivables-Backed Notes
                      $153,000,000 5.373% Class A-2 Automobile
                              Receivables-Backed Notes
                       $65,000,000 5.75% Class A-3 Automobile
                              Receivables-Backed Notes
                      $105,000,000 5.94% Class A-4 Automobile
                              Receivables-Backed Notes
                      $167,000,000 6.12% Class A-5 Automobile
                              Receivables-Backed Notes


                               ARCADIA FINANCIAL LTD.
                         ARCADIA RECEIVABLES FINANCE CORP.

                    ARCADIA AUTOMOBILE RECEIVABLES TRUST, 1999-A

                                 PRICING AGREEMENT


                                                                  March 11, 1999
CHASE SECURITIES INC.
270 Park Avenue
New York, New York 10022

CREDIT SUISSE FIRST BOSTON CORPORATION
11 Madison Avenue
New York, New York 10010

J.P. MORGAN SECURITIES INC.
60 Wall Street
New York, New York 10260

NATIONSBANC MONTGOMERY SECURITIES LLC
231 South LaSalle Street
Chicago, IL 60697

Ladies and Gentlemen:

     Arcadia Receivables Finance Corp., a Delaware corporation (the "Company"), and Arcadia Financial Ltd., a Minnesota corporation ("Arcadia Financial"), confirm their agreement with Chase Securities Inc., Credit Suisse First Boston Corporation, J.P. Morgan Securities Inc. and

NationsBanc Montgomery Securities LLC (the "Underwriters") as follows:

     The Company, a wholly-owned subsidiary of Arcadia Financial, proposes to cause Arcadia Automobile Receivables Trust, 1999-A (the "Trust") to be created pursuant to the Trust Agreement (the "Trust Agreement"), dated as of March 1, 1999, among the Company, as seller, Financial Security Assurance Inc. (the "Note Insurer") and Wilmington Trust Company (the "Owner Trustee") and to cause the Trust to issue and sell to the Underwriters $60,000,000 principal amount of its 4.96% Class A-1 Automobile Receivables-Backed Notes (the "Class A-1 Notes"), $153,000,000 principal amount of its 5.373% Class A-2 Automobile Receivables-Backed Notes (the "Class A-2 Notes"), $65,000,000 principal amount of its 5.75% Class A-3 Automobile Receivables-Backed Notes (the "Class A-3 Notes"), $105,000,000 principal amount of its 5.94% Class A-4 Automobile Receivables-Backed Notes (the "Class A-4 Notes"), $167,000,000 principal amount of its 6.12% Class A-5 Automobile Receivables-Backed Notes (the "Class A-5 Notes" and, together with the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, and the Class A-4 Notes, the "Notes"), to be issued under the Indenture (the "Indenture"), dated as of March 1, 1999, between the Trust and Norwest Bank Minnesota, National Association, as Indenture Trustee (the "Indenture Trustee") and as Indenture Collateral Agent (the "Indenture Collateral Agent").

     The Notes will be collateralized by the Trust Property (as defined below). The Trust's assets (the "Trust Property") will include, among other things, a pool of retail installment sales contracts and promissory notes (the "Receivables") purchased from motor vehicle dealers by Arcadia Financial and secured by new and used automobiles and light trucks (the "Financed Vehicles"), certain monies paid or payable on the Initial Receivables (as defined below) after March 5, 1999 (the "Initial Cutoff Date") and under the Subsequent Receivables (as defined below) after the respective subsequent cutoff date designated by the Seller (each a "Subsequent Cutoff Date") that are purchased by and conveyed to the Trust, such amounts as from time to time may be held in the Lockbox Account (established pursuant to the Counterpart to Agency Agreement and Retail Lockbox Agreement (the "Lockbox Agreement"), dated as of the Closing Date (as defined below), among Arcadia Financial, the Indenture Trustee, the Trust, Harris Trust and Savings Bank (the "Lockbox Bank") and the Note Insurer), the Collection Account and certain other accounts established and maintained by the Servicer (as defined below) pursuant to the Sale and Servicing Agreement (as defined below) (including all investments in the Collection Account and such other accounts and all income from the investment of funds therein and proceeds thereof), an assignment of Arcadia Financial's security interests in the Financed Vehicles, an assignment of the right to receive proceeds from the exercise of rights against Dealers under agreements between Arcadia Financial and such Dealers and the assignment of rights in respect of each Receivable from the applicable Dealer to Arcadia Financial, an assignment of the right to receive the proceeds from claims on certain insurance policies covering the Financed Vehicles or the Obligors, assignment of the rights of the Company under the Purchase Agreement and any Subsequent Purchase Agreement (each as defined below) and certain other rights, as more fully described under the
Trust Agreement and the Sale and Servicing Agreement.   In addition, the Trust
Property will include monies on deposit in a pre-funding account (the "Pre-Funding Account"), certain funds in which (the "Pre-Funded Amount") will be used to purchase Receivables from the Company that are originated subsequent to the Initial Cutoff Date and monies on deposit in a reserve account (including all investments in such accounts and all income from the investment of funds therein and all proceeds thereof), the funds of which will be drawn upon to fund certain shortfalls in the Collection Account.

     Certain Receivables (the "Initial Receivables") and the related Trust Property will be conveyed to the Company by Arcadia Financial pursuant to one or more purchase agreements, executed on or prior to the Closing Date, between the Company and Arcadia Financial (the "Purchase Agreements") and, on the Closing Date, will be purchased by the Trust from the Company pursuant to the Sale and Servicing Agreement (the "Sale and Servicing Agreement") dated March 1, 1999, among the Trust, the Company, Arcadia Financial, in its individual capacity and as servicer (the "Servicer") and Norwest Bank Minnesota, National Association, as the backup servicer. Following the Closing Date, pursuant to the Sale and Servicing Agreement, the Company will be obligated, subject only to the availability thereof, to sell, and the Trust will be obligated to purchase, subject to the satisfaction of certain conditions set forth therein, additional Receivables (the "Subsequent Receivables") from time to time during the Funding Period (the amount of such Subsequent Receivables being equal to the Pre-Funded Amount on the Closing Date). Subsequent Receivables will be purchased by the Company from Arcadia Financial pursuant to one or more subsequent purchase agreements (each, a "Subsequent Purchase Agreement"). Concurrently with the issuance of the Notes, (i) the Note Insurer will issue a financial guaranty insurance policy with respect to the Notes (the "Note Policy") pursuant to the Insurance and Indemnity Agreement, dated as of the Closing Date, among the Company, Arcadia Financial, the Trust and the Note Insurer (the "Insurance Agreement"), to the Indenture Trustee pursuant to which the Note Insurer will unconditionally and irrevocably guarantee to the holders of the Notes payment of the Scheduled Payments with respect to each Distribution Date, (ii) Arcadia Financial, the Company, the Note Insurer and Norwest Bank Minnesota, National Association, as the Collateral Agent, will enter into the Series 1999-A Supplement to the Spread Account Agreement (the "Spread Account Agreement"), dated as of the Closing Date, regarding certain rights of the Note Insurer in consideration of the issuance of the Policies, and (iii) the Trust, the Indenture Trustee, the Note Insurer and Arcadia Financial, as Custodian (the "Custodian"), will enter into the Custodian Agreement (the "Custodian Agreement"), dated as of the Closing Date, pursuant to which the Custodian will hold the original installment sales contract or promissory note as well as copies of documents and instruments relating to each Receivable and evidencing the security interest in the Financed Vehicle securing each Receivable (the "Receivable Files"). The Notes will be issued in an aggregate principal amount which is equal to the sum of the aggregate principal balance of the Receivables as of the Initial Cutoff Date and the Pre-Funded Amount on the Closing Date.

     On the Closing Date, the Note Insurer and the Underwriters will also enter into an Indemnification Agreement (the "Indemnification Agreement") regarding indemnification for certain information included in the Registration Statement and Prospectus, each referred to below.

     Capitalized terms used but not defined herein have the meanings assigned in the Sale and Servicing Agreement.

     The terms of the Notes are set forth in the Registration Statement and the related Prospectus dated June 10, 1998, as supplemented by a Prospectus Supplement dated March 11, 1999.

     All the provisions contained in the document entitled Arcadia Automobile Receivables Trusts Underwriting Agreement Standard Provisions for Automobile Receivables-Backed Certificates and Automobile Receivables-Backed Notes (March
1999) (the "Standard Underwriting Terms"), a copy of which you have previously received, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein. This Pricing Agreement, together with the Standard Underwriting Terms incorporated herein by reference, is referred to herein as the "Underwriting Agreement."

     In addition to the conditions to the Underwriters' obligations incorporated herein by reference from the Standard Underwriting Terms, the obligations of the Underwriters to purchase and pay for the Notes as provided herein shall be subject to receipt of the opinion of Gardere & Wynne, special Texas counsel for Arcadia Financial and the Company, dated the Closing Date and to the effect set forth in Section 5(k) of the Standard Underwriting Terms.

     On the basis of the representations, warranties and agreements contained in this Underwriting Agreement, but subject to the terms and conditions set forth in this Underwriting Agreement, the Company agrees to cause the Trust to issue and sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Trust on the Closing Date the respective amounts of the Notes at the respective prices as set forth in Schedule A annexed hereto.

     The Notes will be delivered by the Company to you at the office of Dorsey & Whitney LLP, 250 Park Avenue, New York, New York 10177 (or at such other location as you and the Company determine) at 10:00 a.m., New York time, on March 17, 1999 (or if the New York or American Stock Exchanges or commercial banks in The City of New York are not open on such day, the next day on which such exchanges and banks are open), or at such other time not later than eight full business days thereafter as you and the Company determine, such time being herein referred to as the "Closing Date". Each class of Notes so to be delivered will be represented by one or more definitive notes having an aggregate initial principal amount of $60,000,000 for the Class A-1 Notes, $153,000,000 for the Class A-2 Notes, $65,000,000 for the Class A-3 Notes, $105,000,000 for the Class A-4 Notes, and $167,000,000 for the Class A-5 Notes in the case of notes sold in the United States, registered in the name of Cede & Co., as nominee for DTC.

     Notices to Chase Securities Inc. 270 Park Avenue, 7th Floor, New York, New York 10022 Attention: Global Asset Backed Securities.

     If the foregoing correctly sets forth the understanding between the Company and the Underwriters, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between Arcadia Financial and the Company on the one hand and the Underwriters on the other.

                         Very truly yours,


                         ARCADIA FINANCIAL LTD.


                         By:  /s/ John A. Witham
                              ------------------
                                 Name:   John A. Witham
                                 Title:  Executive Vice President
                                         and Chief Financial Officer


                         ARCADIA RECEIVABLES FINANCE CORP.


                         By   /s/ John A. Witham
                              ------------------
                                 Name:   John A. Witham
                                 Title:  Senior Vice President
                                         and Chief Financial Officer


ACCEPTED as of the date first above written:

CHASE SECURITIES INC.


By        /s/Robert Villani
     ----------------------
   Name:   Robert Villani
   Title:  Vice President

CREDIT SUISSE FIRST BOSTON CORPORATION


By        /s/ Erik A. Falk
     ---------------------
   Name:  Erik A. Falk
   Title: Vice President



J.P. MORGAN SECURITIES INC.


By       /s/   Richard Lawrence
         ----------------------
   Name:  Richard Lawrence
   Title: Vice President

NATIONSBANC MONTGOMERY SECURITIES LLC


By       /s/   Robert Okabe
        -------------------
   Name:  Robert Okabe
   Title: Managing Director

                                                                      SCHEDULE A


Chase Securities Inc.

       Purchase Price             Principal Amount
            100%                    $15,000,000             Class A-1 Notes
            100%                    $38,250,000             Class A-2 Notes
         99.994420%                 $16,250,000             Class A-3 Notes
         99.993790%                 $26,250,000             Class A-4 Notes
         99.995687%                 $41,750,000             Class A-5 Notes


Credit Suisse First Boston

       Purchase Price             Principal Amount
            100%                    $15,000,000             Class A-1 Notes
            100%                    $38,250,000             Class A-2 Notes
         99.994420%                 $16,250,000             Class A-3 Notes
         99.993790%                 $26,250,000             Class A-4 Notes
         99.995687%                 $41,750,000             Class A-5 Notes


J.P. Morgan Securities Inc.

       Purchase Price             Principal Amount
            100%                    $15,000,000             Class A-1 Notes
            100%                    $38,250,000             Class A-2 Notes
         99.994420%                 $16,250,000             Class A-3 Notes
         99.993790%                 $26,250,000             Class A-4 Notes
         99.995687%                 $41,750,000             Class A-5 Notes


Nationsbank Montgomery Securities LLC

       Purchase Price             Principal Amount
            100%                    $15,000,000             Class A-1 Notes
            100%                    $38,250,000             Class A-2 Notes
         99.994420%                 $16,250,000             Class A-3 Notes
         99.993790%                 $26,250,000             Class A-4 Notes
         99.995687%                 $41,750,000             Class A-5 Notes